EXHIBIT 99.2

DEFERRED STOCK AGREEMENT

THIS DEFERRED STOCK AGREEMENT (the “Agreement”), which contains the terms and conditions for the shares referred to in the Deferred Stock Award Letter delivered in hard copy or electronically to Participant (“Deferred Stock Award Letter”), is by and between THE WILLIAMS COMPANIES, INC., a Delaware corporation (the “Company”) and the individual identified on the last page hereof (the “Participant”).

1. Grant of Deferred Stock. Subject to the terms and conditions of The Williams Companies, Inc. 2002 Incentive Plan (the “Plan”), this Agreement, and the Deferred Stock Award Letter, the Company hereby grants an Award to the Participant, effective February 25, 2005 (the “Effective Date”), under which the Participant has the opportunity to earn the right to receive the number of shares of the Common Stock of the Company shown in the Deferred Stock Award Letter. These shares are referred to in the Agreement as “Deferred Stock.” Until the Deferred Stock both vests under the terms of Paragraph 4 and is paid under the terms of Paragraph 5, the Participant shall have no rights as a stockholder of the Company with respect to the Deferred Stock.

2. Incorporation of Plan. The Plan is hereby incorporated herein by reference and all capitalized terms used herein which are not defined in this Agreement shall have the meaning set forth in the Plan. The Participant acknowledges receipt of a copy of the Plan and hereby accepts the Deferred Stock subject to all the terms and provisions of the Plan.

3. Committee Decisions and Interpretations. The Participant hereby agrees to accept as binding, conclusive and final all actions, decisions and/or interpretations of the Committee, its delegates or agents, upon any questions (or other matters) arising under the Plan.

4. Vesting of Deferred Stock.

(a) Except as otherwise provided in Subparagraphs 4(b) – 4(g) below, a Participant shall not vest in any shares of Deferred Stock unless the Participant remains an active employee of the Company or any of its parents, subsidiaries or affiliates until February 25, 2008 (the “Maturity Date”).

(b) If a Participant dies prior to the Maturity Date while an active employee of the Company or any of its parents, subsidiaries or affiliates, the Participant shall vest in all shares of Deferred Stock.

(c) If a Participant becomes “Disabled” prior to the Maturity Date while an active employee of the Company or any of its parents, subsidiaries or affiliates, the Participant shall vest in all shares of Deferred Stock. For purposes of this Subparagraph 4(c), a Participant shall be considered “Disabled” if such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer. All determinations of whether a Participant is “Disabled” shall be made in accordance with Code Section 409A.

(d) If a Participant qualifies for “Retirement,” and such Participant terminates employment with the Company or any of its parents, subsidiaries or affiliates prior to the Maturity Date due to such “Retirement,” the Participant shall vest in a prorated portion of the  shares of Deferred Stock. For purposes of this Subparagraph 4(d), a Participant qualifies for “Retirement” only if: (i) such Participant separates from service, within the meaning of Code Section 409A(a)(2)(A)(i), after attaining age fifty-five (55) and completing at least five (5) years of service with the Company or any of its parents, subsidiaries or affiliates; or (ii) such Participant separates from service, within the meaning of Code Section 409A(a)(2)(A)(i), after becoming eligible to receive an immediate distribution from the Williams Pension Plan. The pro-rata portion shall be determined by a fraction, the numerator of which is the number of full and partial months from the Effective Date until the date of “Retirement” and the denominator of which is the number of full and partial months from the Effective Date until the Maturity Date.

(e) If a Participant’s employment with the Company or any of its parents, subsidiaries or affiliates terminates prior to the Maturity Date within two (2) years following a Change in Control as set forth in the Plan, either voluntarily for Good Reason or involuntarily (other than due to Cause), the Participant shall vest in all shares of Deferred Stock.

(f) If the Participant’s employment with the Company or any of its parents, subsidiaries or affiliates is terminated prior to the Maturity Date and the Participant either receives benefits under a severance pay plan or program maintained by the Company or receives benefits under a separation agreement with the Company, the Participant shall vest in all  shares of Deferred Stock.

(g) If the Participant’s employment with the Company or any of its parents, subsidiaries or affiliates is terminated prior to the Maturity Date due to a sale of a business or the outsourcing of any portion of a business, the Participant shall vest in all shares of Deferred Stock only if the Company or any of its parents, subsidiaries or affiliates failed to make an offer of comparable employment, as defined by the Company’s Severance Pay Plan, to such Participant. For purposes of this Subparagraph 4(g), a Termination of Affiliation shall constitute a termination of employment.

5. Payment of Vested Deferred Stock.

(a) Unless the Participant chooses to extend the date of payment, pursuant to Subparagraph 5(h), all shares of Deferred Stock which vest on the Maturity Date pursuant to the provisions of Subparagraph 4(a), shall be paid immediately to such Participant.
(b) All shares of Deferred Stock which vest due to death, pursuant to Subparagraph 4(b), shall be paid immediately to the beneficiary of such Participant under the Plan and, if no beneficiary has been designated, to the Participant’s estate.

(c) All shares of Deferred Stock which vest due to “Disability,” pursuant to Subparagraph 4(c), shall be paid immediately to such Participant.

(d) All shares of Deferred Stock which vest due to the “Retirement,” pursuant to Subparagraph 4(d), shall be paid to such Participant immediately upon “Retirement” unless the Participant was a key employee within the meaning of Code Section 409A(a)(2)(B)(i) in which case payment shall be made six (6) months following the date of “Retirement.”

(e) All shares of Deferred Stock which vest due to a Change in Control pursuant to Subparagraph 4(e), shall be paid immediately to such Participant.

(f) All shares of Deferred Stock which vest due to a termination of employment which meets the requirements of Subparagraph 4(f), shall be paid to such Participant immediately upon Participant’s termination of employment unless the Participant was a key employee within the meaning of Code Section 409A(a)(2)(B)(i) in which case payment shall be made six (6) months following the date of the Participant’s termination of employment.

(g) All shares of Deferred Stock which vest due to the sale of a business or an outsourcing, pursuant to Subparagraph 4(g), shall be paid to such Participant immediately upon the earlier of such Participant’s separation of service, within the meaning of Code Section 409A(a)(2)(A)(i) or the Maturity Date unless the Participant was a key employee within the meaning of Code Section 409A(a)(2)(B)(i) in which case payments due to Participant’s separation from service shall be made six (6) months following the date of such separation from service.

(h) A Participant may make a one (1) time irrevocable election to extend the date for payment of the shares of Deferred Stock that would otherwise be paid on the date specified in Subparagraph 4(a). Any such election shall be in writing (or electronic form) and shall be filed with the Committee at least twelve (12) complete calendar months prior to the first day of that month which contains the Maturity Date. If a Participant files an election to extend the date of payment of Deferred Stock, payment shall be deferred for sixty (60) complete calendar months measured from the first of the month following that month which contains the Maturity Date unless the Participant dies prior to such date in which case payment shall be paid immediately to the beneficiary of such Participant under the Plan and, if no beneficiary has been designated, to the Participant’s estate.

(i) Deferred Stock which is vested will be paid by the Company by the delivery to the Participant, or the Participant’s beneficiary or legal representative, as soon as practicable, after the Participant is entitled to the payment of Deferred Stock, a certificate or certificates (or other indicia of ownership) of Williams Common Stock equal in number to the number of shares of Deferred Stock vested less the number of shares required to cover minimum statutory withholding requirements. Notwithstanding the foregoing, to the extent permitted by Code Section 409A and the guidance issued by the Internal Revenue Service thereunder, if federal employment taxes become due upon the vesting of Deferred Stock, the number of shares of Deferred Stock necessary to cover minimum statutory withholding requirements (and federal income taxes thereon) will be used to satisfy such requirements upon such vesting.

6. Payment of Dividend Equivalents. If, at anytime, a dividend is paid on the Common Stock of the Company in cash or otherwise, an equivalent amount per share will be paid to the Participant based on the number of shares of Deferred Stock then standing in the Participant’s name on the books and records of the Company with respect to the Award made hereunder. Upon conversion of Deferred Stock into Common Stock hereunder, the right to payment of Dividend Equivalents under this provision will cease.

7. Other Provisions.

(a) The Participant understands and agrees that payments under this Agreement shall not be used for, or in the determination of, any other payment or benefit under any continuing agreement, plan, policy, practice or arrangement providing for the making of any payment or the provision of any benefits to or for the Participant or the Participant’s beneficiaries or representatives, including, without limitation, any employment agreement, any change of control severance protection plan or any employee benefit plan as defined in Section 3(3) of ERISA, including, but not limited to qualified and non-qualified retirement plans.

(b) The Participant agrees and understands that stock certificates (or other indicia of ownership) issued may be held as collateral for monies he/she owes to Company or any of its parents, affiliated or subsidiary companies or their vendor(s) contracted to provide business tools or services for use by Participant in his or her employment, including but not limited to personal loan(s), Company credit card debt, relocation repayment obligations or benefits from any plan that provides for pre-paid educational assistance.

(c) In the event that the Participant’s employment with the Company or any of its parents, subsidiaries or affiliates terminates prior to the vesting of the Deferred Stock granted under this agreement, such Deferred Stock shall be forfeited (except as provided in Paragraph 4).

(d) The Participant acknowledges that this Award and similar awards are made on a selective basis and are, therefore, to be kept confidential.

(e) Neither the Deferred Stock, nor the Participant’s interest in the Deferred Stock, may be sold, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to both the vesting and payment of such Deferred Stock under this Agreement.

(f) If the Participant at any time forfeits any or all of the Deferred Stock pursuant to this Agreement, the Participant agrees that all of the Participant’s rights to and interest in the Deferred Stock shall terminate upon forfeiture without payment of consideration.

(g) The Committee shall make determination as to whether an event has occurred resulting in the forfeiture of the Deferred Stock, in accordance with this Agreement, and all determinations of the Committee shall be final and conclusive.

(h) With respect to the right to receive payment of the Deferred Stock under this Agreement, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

(i) The obligations of the Company under this Agreement are unfunded and unsecured. Each Participant shall have the status of a general creditor of the Company with respect to amounts due, if any, under this Agreement.

(j) The parties to this Agreement intend that this Agreement meet the requirements of Code Section 409A and recognize that it may be necessary to modify this Agreement and/or the Plan prior to December 31, 2005 to reflect guidance under Code Section 409A issued by the Internal Revenue Service.

(k) The Participant shall become a party to this Agreement by accepting the Award either electronically or in writing in accordance with procedures of the Committee, its delegates or agents.

8. Notices. All notices to the Company required hereunder shall be in writing and delivered by hand or by mail, addressed to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Stock Administration Department. Notices shall become effective upon their receipt by the Company if delivered in the foregoing manner.

THE WILLIAMS COMPANIES, INC.

By:

Title:

Participant: [PARTICIPANT NAME]